UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated September 2, 2005
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 1.01. Entry into a Material Definitive Agreement
On September 1, 2005, AGCO Corporation (the “Company”) announced the addition of one officer to its senior management team, Hubertus Mühlhäuser as Senior Vice President of Strategy & Integration. The Company and Mr. Mühlhäuser entered into an Employment Agreement effective as of September 1, 2005. A copy of the Company’s press release announcing Mr. Mühlhäuser’s employment and his Employment Agreement are attached hereto as Exhibit 99.1 and Exhibit 10.1, respectively, to this Form 8-K and are incorporated herein by this reference.
Item 9.01. Exhibits
The following exhibits are filed with this report:
10.1    Employment Agreement with Hubertus Mühlhäuser
99.1    Press Release of AGCO Corporation, issued September 1, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: September 2, 2005